Exhibit 10.92
PORTIONS OF THIS EXHIBIT 10.92 MARKED BY AN *** HAVE BEEN OMITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
DMG
W — Bridge Apparel Store C & SA
26 Jan 11/26 Apr 11/2 Jun 11/9 Jun 11/30 Aug 11/12 Sep 11/26 Sep 11
D#6
August 10, 2011 WRC Comments
31 October 2011
WF Overseas Fashion C.V. (“WFOF”)
501 7th Avenue
New York, New York 10018
Warnaco Italy s.r.l. (formerly CK Jeanswear Europe S.p.a.) (“CKJE”)
Via Provinciale Lucchese, 181/11
Sesto Fiorentino, Florence
Italy 50019
Warnaco Inc. (“W”)
501 7th Avenue
New York, NY 10018

Re:	“CK/Calvin Klein” Bridge Apparel Store License — Central and South America (the “Agreement”)
Ladies and Gentlemen:
Calvin Klein, Inc. (“CKI”) on the one hand and CKJE, and WFOF (for themselves and their 100% owned affiliates) on the other, are entering into an amendment to the CK/ Calvin Klein bridge apparel license, dated 31 January 2006 as amended, (“Bridge Apparel License — Europe”) for the production and wholesale sale in certain Central and South America countries (as specifically set forth in such amendment) of certain Bridge Apparel Licensed Products (as defined therein) hereinafter “Bridge Apparel C&SA Amendment”.
CKI on the one hand and CKJE, and WFOF (for themselves and their 100% owned affiliates) on the other hand are entering into an amendment to a CK/Calvin Klein bridge accessories license, dated 31 January 2006 as amended (“Bridge Accessories License — Europe”) for the production and wholesale sale in certain Central and South American countries (as specifically set forth in such amendment) of certain Bridge Accessories Licensed Products (as defined therein) hereinafter “Bridge Accessories C&SA Amendment”.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
This confirms that upon full execution of this Agreement, and the Bridge Apparel C&SA Amendment, CKJE and WFOF (hereinafter referred, to collectively or individually and on behalf of their 100% owned affiliates as Operator) and CKI agree effective as of 1 September 2011, as follows with respect to certain CK/Calvin Klein bridge apparel store rights in the Territory:
1. (a) CKI hereby grants Operator the exclusive license (as described in §6) to use, and to grant third parties approved in advance in writing by CKI hereunder the right to use, the mark only in the CKI-approved logo form of “CK/Calvin Klein” (“Mark”), on and in connection with the opening, operation and maintenance of full-price, free standing brick and mortar retail stores1, located in countries constituting Central America (“C. America”) and South America (“S. America”) specifically excluding Mexico, each a “Region”, specifically as indicated on Exhibit T only (the “Territory”), hereafter referred to individually and collectively as “Store” or “Stores” solely for the retail sale of the “Exclusive Merchandise” and on a non-exclusive basis and limited basis only certain “Ancillary Merchandise” (each as hereinafter defined) to consumers. All use of the Mark shall be subject to CKI’s prior written approval in accordance with the terms set forth herein. No goods other than Merchandise (as defined herein) are to be sold in any Store, except as specifically provided herein.
Notwithstanding anything to the contrary in this Agreement, as the ROS currently indicates locations only in Brazil, before opening any Store outside Brazil or requesting CKI to approve any location outside Brazil, Operator will provide CKI with a ROS Schedule for such country/countries outside Brazil for CKI’s review and written approval not to be unreasonably withheld, although CKI may in its reasonable discretion require the inclusion of a “key” country or countries (e.g. Argentina) in such ROS Schedule to be opened within a reasonable time period (e.g. within 5 years) and then, by written addendum among the parties, to be incorporated into the current ROS schedule and this Agreement.
(b) “Exclusive Merchandise” means the collections of “Bridge Apparel Articles” produced under and pursuant to the Bridge Apparel C&SA Amendment. In addition to such Exclusive Merchandise, Operator is permitted on a non-exclusive basis, to sell within such Store as an ancillary not a primary product offering (the “Ancillary Merchandise”), the following:
(i) such Bridge Accessories Licensed Products produced under and pursuant to the Bridge Accessories C&SA Amendment,
(ii) and such other “CK/Calvin Klein” logo’d accessories products produced by CKI’s licensees, as are approved by CKI in writing specifically for the purpose of sale in such Stores (e.g. watches, jewelry, sunglasses, fragrances), but
(iii) not any other accessories whatsoever (under any mark), and not
(iv) any apparel whatsoever (under any mark);
all subject to the following:

[1]
For purposes hereof “full price” Stores (as distinguished from outlet stores) are those in which in season, then current product from the Operator’s or licensee suppliers’ “seasonal line list” sold at original retail prices consistent with the suggested retail price represent not less than 80% of all product being sold at any time throughout the Year in the Store.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
Such Bridge Accessories Licensed Products and other Ancillary Merchandise will be sold in compliance with the following target allocation parameters of the selling space (square footage or meters) on the floor at any time during any Year; Bridge Apparel Articles shall always represent at least 60% of the selling space (square footage or meters) on the floor at any time during any Year, Bridge Accessories Licensed Products shall always represent not more than 25% of the selling space (square footage or meters) on the floor at any time during any Year, other Ancillary Merchandise shall always represent not more than 15% of the selling space (square footage or meters) on the floor at any time during any Year, and Bridge Accessories Licensed Products and other Ancillary Merchandise, in aggregate together, shall always represent not more than 40% of the selling space (square footage or meters) on the floor at any time, during any Year. The Stores will be predominantly and substantially devoted to Bridge Apparel Articles in accordance with the above, and notwithstanding anything to the contrary contained herein, the look and feel of each such Store will always be of a “Bridge Apparel” Store, notwithstanding any Bridge Accessories Licensed Products or any other Ancillary Merchandise which may be offered for sale therein as approved by CKI. Exclusive Merchandise and Ancillary Merchandise (including Bridge Accessories Licensed Products) shall hereinafter be referred to collectively as “Merchandise”.
(c) CKI reserves the right to open, and to authorize third parties to open “outlet” Stores bearing the marks for the primary purpose of “off-price” sales of prior season, irregular or defective goods, and excess inventory of goods (including, without limitation, Exclusive Merchandise), and/or special production goods. Notwithstanding (i) the rights granted Operator pursuant to section 1(a) above and (ii) the rights reserved to CKI pursuant to the foregoing sentence, Operator shall be permitted to open in the Territory, on a non-exclusive basis, only in an outlet store shopping centre approved in writing by CKI, one (1) outlet store bearing a name to include “CK/Calvin or “CK” (together with “outlet” or some other word) only as designated by CKI, solely for the purpose of “off-price” sales of:
(a) prior season, irregular or defective Merchandise, as well as
(b) a limited amount of regular (not special production) merchandise (solely in order to have a selection of goods within the Store) consisting solely of (w) Bridge Apparel Licensed Products and Bridge Accessories Licensed Products; (x) “Calvin Klein Jeans” jeanswear apparel produced under the Jeanswear Apparel License referenced below (“Calvin Klein Jeans Jeanswear Apparel”), and (y) “Calvin Klein Jeans” jeanswear accessories produced under the CKI/CKJE and WFOF Calvin Klein Jeans Jeanswear Accessories C&SA Amendment as of 2011 (“Calvin Klein Jeans Jeanswear Accessories”), as applicable, as well as
(c) “excess” inventory of Bridge Apparel Licensed Products and Bridge Accessories Licensed Products, as well as excess inventory of Calvin Klein Jeans Jeanswear Apparel and Calvin Klein Jeans Jeanswear Accessories,
and no other goods. If and in the event that Operator has opened *** (or more) full price Stores during the Term, then only in an outlet store shopping centre in the Territory approved by CKI in writing, Operator shall be permitted to open (under all the terms set forth herein) a *** outlet store; and if and in the event Operator has opened *** (or more) full price Stores during the Term, then only in an outlet shopping centre in the Territory approved by CKI in writing, Operator shall be permitted to open (under all the terms set forth herein) a *** outlet store. Such outlet store(s) (each an “Outlet Store”) permitted under this section 1(c) shall hereinafter be considered a Store for purposes of, and under the terms of, this Agreement, and shall be subject to the prior written approval of CKI as to the timing of the opening and the location of each such Outlet Store, and shall be subject to all the terms of this Agreement including but not limited to approvals by CKI (to be in writing) as to decor and operations. Operator shall not be permitted to sublicense the rights under this section 1(c) to any unaffiliated or affiliated third party, and shall only operate any such Outlet Store(s) directly itself.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
(d) The term of this Agreement (the “Term”) shall commence on 1 November 2011 and shall continue in effect for the period concurrent with the Term of the Bridge Apparel C&SA Amendment, subject to compliance with the Roll-Out Schedules for each *** contract year during the Term (ending ***, ***, ***, ***, ***, and *** respectively, (as set forth on Exhibit ROS for the Stores attached hereto as may be amended as referenced herein). The period ending 31 December 2012 and each calendar year thereafter shall be referred to as a “Year”. Notwithstanding anything to the contrary, this Agreement will terminate automatically and forthwith upon termination of:
•
the Jeanswear Apparel License between CKI and CKJC d. 4 August 1994, as amended, (or upon termination (or reversion) )of the C. America or S. America region thereunder, termination (or reversion) of the applicable Region hereunder, shall occur), or

•
upon termination of the C. and S. America Store License between CKI, CKJC and CKJH d. as of 26 July 2004 as amended, (or upon termination of the C. America or S. America Region thereunder, termination or reversion of the applicable Region hereunder shall occur ), or

•	upon termination of the Bridge Apparel C&SA Amendment, or

•	upon termination of the Bridge Apparel License — Europe, or

•	upon termination of the Bridge Apparel Store License (or Europe Region thereunder), dated as of 31 January 2006, as amended, between CKI, CJNV, CKJE and WFOF, whichever occurs earliest.
(e) As a royalty for the use of the Mark, Operator will pay CKI an amount equal to ***.
2. (a) Operator will expend at least ***.
(b) Operator understands that it is of paramount importance that the look and “feel” of the Stores be consistent with the “Calvin Klein” image. Accordingly, CKI shall designate the design of the Stores, including prototypes for fixturing, and CKI shall have reasonable approval of the final construction drawings, layout, fixturing and decoration of the Stores as well as all packaging, fixturing, business material, advertising and promotional materials utilized in connection with the Stores. CKI will approve in writing

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
the architect to be used in connection with the overall schematic design of drawings, design development and decoration for all of the Stores (overall design overview for all Stores in the Territory or Regions). Operator agrees to bear the cost and expenses incurred in connection with the development, build out and operation of the Stores as provided herein. (The design, décor, fixturing and all other aspects of the Outlet Store shall be separate, and costs and expenses of the same shall be separate, and all shall be separately billed and paid for by the Operator). Operator will engage, or cause to be engaged, a local architect to build and oversee construction of the Stores. Operator understands that it will not be able to open any Store until CKI has notified Operator in writing that such Store complies with CKI’s quality and image standards and that Operator, with respect to such Store, is in compliance with this Agreement. Approvals hereunder will be in writing, and not be unreasonably withheld or delayed by CKI, provided it has been timely supplied with all information needed to make an informed decision.
(c) Operator will:
(i) use its commercially reasonable efforts to provide, or cause to be provided, in each lease, for assignment without charge or need of consent from landlord, to CKI or a CKI designee, if so requested by CKI, upon termination of this Agreement, and provide a copy of any lease for such Store, and amendment thereto, including English translation thereof, upon execution of this Agreement or as soon thereafter as each such lease is signed;
(ii) comply in any and all respects with CKI’s design, decor, set-up, visual display requirements as well as the specifications requirements in connection therewith and will adhere to CKI’s music selections (and pay for any and all clearance and usage rights, applicable to its use of any such music selections) and comply with and adhere to CKI’s Store Planning requirements, all as approved by CKI, throughout the Term.
(iii) bear all costs incurred in connection with all planning, design, development, build-out and operation, and timely refurbishment (every five years or so, as may be reasonably determined by the parties). Such costs and expenses may include, but not be limited to, costs of third party independent consultants as agreed upon in writing in advance (based on estimates) by the parties, including reasonable and pre-approved by Operator travel and related expenses, if any, as well as reasonable and pre-approved by Operator out of pocket expenses and per diem expenses of CKI personnel, as well as any fees related to design, architects, store planning (including expenses related to the requirements set forth in Exhibits hereto), store opening, set-up and visual display based on estimates or annual budgets to be provided for by Operator to cover such expenses for, or as to, each Store. Payments to CKI or its suppliers or consultants through CKI will be made on invoice, or advanced as reasonably required by CKI, based on estimates reasonably agreed upon in advance between the parties.
(iv) locate each Store in prestigious or highly respectable commercial areas with other stores of commensurate fashion designers or other brand name merchandise comparable to Exclusive Merchandise, with the precise location of each Store subject to CKI’s prior written approval, not to be unreasonably withheld or delayed, and conduct and operate the Store in accordance with all applicable health, safety, occupancy and other applicable governmental regulations;

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
(v) maintain each Store in sanitary condition and in good repair at all times and maintain the decor, fixtures, merchandising and visual display in accordance with any guidelines, operating manual or other written requirements or regulations promulgated by CKI and/or its parent, PVH Corp. (“PVH”), including the Human Rights guidelines contained in its “Statement of Corporate Responsibility,” annexed hereto as Exhibit F, as updated from time to time;
(vi) employ exemplary personnel, including a Director or President of Store Operations (or equivalent position) for all Stores, subject to CKI’s initial and ongoing approval reasonably exercised, as well as individual Store managers and experienced sales personnel, and require and enforce an appropriate uniform dress code for all Store personnel;
(vii) purchase a supply of Merchandise constituting, in CKI’s reasonable opinion, a representative collection and which will satisfy consumer demand for each and every Store, to include without limitation reasonable quantities of Exclusive Merchandise featured in each season’s national advertising campaigns; and sell past season Merchandise (from the immediately prior season) only from an appropriate discrete location within the Store (not prominently) or as permitted hereunder in the Outlet Store(s);
(viii) maintain adequate financing in order to open and maintain the Store and to purchase inventory as provided hereunder and demonstrate the same as reasonably required by CKI during the Term hereof;
(ix) timely remit all amounts payable hereunder (including, by example, CKI and CRK), including interest payable from the original due date (computed at 1 1/2% per month, or any portion thereof) (the “Interest Rate”) on the balance of any unpaid overdue amounts; and
(x) prepare and deliver to CKI the following reports, as provided to Operator in the form of CKI’s standard package of required reports, or as approved by CKI, at the time periods specified: (a) within 15 days following the close of each month, a report showing beginning inventory, additions to inventory, sales of such inventory and closing inventory (“Monthly Sell Through”), by each product category, for each Store within each country, in the Territory (each and all Stores), (b) within thirty (30) days following the close of each calendar quarter a report, certified as complete and accurate by an officer of your company, setting forth: (1) for each completed month since the previous such report (A) aggregate Net Sales of Merchandise by category of Merchandise (including each category of Ancillary Merchandise), for each and all Stores, and (B) advertising and promotional, and public relations expenditures (including appropriate supporting data) for each and all Stores, (2) as of the end of each such month, closing inventory by product line monthly for each and all Stores, and (3) Net Sales, advertising, promotional and public relations expenditures, and amounts payable to CKI hereunder, which are made in a currency other than US $ dollars for reporting purposes hereunder shall also be reported in US $, computed on the basis of the conversion rate of the currency into US $ dollars in effect as published in the Wall Street Journal, as of the close of business on the last day of each quarterly period.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
(xi) provide CKI not less often than annually, at least sixty (60) days prior to the close of each Year (by 31 October), with the updated schedule of Stores currently open (with locations and dates of opening) and anticipated date of Stores to be open during the next Year, (with locations and anticipated opening dates) and if applicable, any Stores previously opened, then subsequently closed (with locations, dates of openings and closings).
(d) Operator’s public actions and statements can affect the image of CKI, the Mark, the Merchandise and other trademarks and products of CKI or its licensees or authorized users of such Marks. Accordingly, Operator’s use and release of any advertising, promotional or publicity material (including press releases and other public relations media events), and any corporate release, data or information which might become public and could affect such image hereunder relating to the Store or operations under this Agreement, will be prepared or conducted subject to the prior written approval of, or as to certain local Store ads (i.e., no illustrations, just specifying the Store location and possibly specifying the current season’s collection) in accordance with the guidelines and/or CKI pre-approved forms or formats of, CKI’s Public Relations Department. After any such approval, Operator will not modify such approved material or activities. All information relating to the terms and provisions of, and certain operations under, this Agreement and the business and operations of CKI, which Operator learns, or has learned, and all prototypes, décor, and other material of CKI (except to the extent any of the same becomes generally known to the public and in the public domain through no fault of Operator) is the valuable property of CKI and Operator will keep the same confidential and will not use (except use required to fulfill the provisions of this Agreement) or disclose same except as may be required by law or agreed to in writing by CKI or required hereunder.
(e) Upon reasonable prior written notice, but no more than once per Year, CKI and its representatives may examine Operator’s books and records relating to the Stores during the term of this Agreement and for three years thereafter. Operator will maintain such books and records for at least three years following the year to which they relate. If such examination shows an undisputed amount (limited to bona fide disputes only) Operator remitted to CKI hereunder that was less than the amount required, Operator will remit the difference, together with interest payable from the original due date (computed at the Interest Rate).
3. (a) Operator acknowledges that: (i) Calvin Klein Trademark Trust (“CKTT”) is the owner, and CKI is a beneficial owner, of all rights, title and interest in and to the Mark as to Merchandise in the Territory (and to all rights as to Stores and store services related to such Merchandise and the goodwill attached or that will become attached thereto; (ii) all use thereof will inure to the benefit of CKTT; and (iii) CKTT and/or CKI retains all rights to use and to grant others the right to use the Mark except as specifically granted herein. Operator will not do or permit to be done anything which will detract from the value or reputation of the Mark and will do all things which may reasonably be required by CKI in order to confirm CKI’s beneficial ownership and CKTT’s ownership of the Mark as specified above.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
(b) If Operator learns of any infringement or imitation of the Mark or use by any person of a trademark confusingly similar to the Mark, it will immediately notify CKI. Operator will reasonably cooperate with CKI in action to protect its rights hereunder and those of CKI and CKTT in and to the Mark. Operator will take no such action without prior written approval of CKI, not to be unreasonably withheld or delayed.
4. Operator will indemnify and save CKTT, CKI, PVH and Calvin Klein, and their respective officers, directors, employees, agents and representatives, harmless from any and all claims that may arise or be asserted against either of them from Operator’s use of the Mark for the Stores, Operator’s sale of the Merchandise or its establishment, ownership or operation of the Store, and all costs and expenses, including reasonable counsel fees, incurred in connection therewith. Operator will procure and maintain insurance as reasonably required by CKI in order to insure the property and contents of the Store, and Operator’s operations, and from liability claims as referred to herein, and shall provide evidence of insurance promptly upon CKI’s reasonable request.
5. (a) Operator will use its best efforts to exploit the rights granted hereunder throughout the Territory during the Term, including without limitation, opening and maintaining full price Stores throughout the Territory in appropriate locations, subject to the provisions of this Agreement. In no event shall the number of Stores be less than that number required by the applicable Roll-Out Schedule for each *** Year during the Term (e.g. ***, ***, ***, ***, ***, ***). Notwithstanding anything to the contrary contained herein, (A) if Operator fails to open all *** Stores in Brazil as set forth in the Roll-Out Schedule attached (ROS), by the end of the Year ***, then the Term of this Agreement shall expire 31 December *** and shall not renew or (B) if Operator fails to open the required number of Stores as set forth for each subsequent *** Year during the Term on the ROS, then the Term shall expire as of the 31st of December of such *** Year and shall not renew; provided that with respect to each Store then open and operating at time of such expiration, this Agreement will continue only on a non-exclusive basis as a single store license for each such Store for up to an additional three (3) year period (unless closed earlier by Operator).
(b) If at any time (determined at the end of each Year compared to the prior Year), twenty percent (20%) or more of the Stores close or discontinue sales for more than thirty (30) business days, and if such closure in either instance shall continue for a period of thirty (30) business days after notice thereof has been given in writing by CKI (as referenced in §5(c)) and additional and replacement Stores are not opened during such sixty (60) business day period; then Operator shall be in breach of this Agreement and in addition to CKI’s other rights or remedies at law or in equity or hereunder, CKI may terminate this Agreement forthwith without any additional cure period upon written notice, provided that with respect to each Store then open and operating at time of such termination, this Agreement will continue only on a non-exclusive basis as a single store license for each such Store for up to an additional one (1) year period unless closed earlier by Operator).
(c) Except as otherwise provided herein, if a breach or default by either party of a material obligation hereunder continues uncured for a period of thirty (30) days after written notice thereof from the non-defaulting party, the non-defaulting party may terminate this Agreement by written notice effective immediately in addition to any and all other remedies available to it at law or in equity or under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
(d) If Operator files a bankruptcy petition, is adjudicated a bankrupt or becomes involved in a bankruptcy or insolvency proceeding, this Agreement will terminate automatically and forthwith on written notice sent by CKI.
(e) Upon termination of this Agreement, Operator will immediately discontinue use of the Mark in connection with the Store, will alter the interior and exterior of the Store so as to distinguish it from its former appearance and will dispose of any inventory of Merchandise, on a non-exclusive basis, only in the ordinary course of business (or otherwise as specifically directed in writing by CKI) for a period not to exceed ninety (90) days following the date of such termination. Operator may dispose of such inventory only if it provides CKI with a detailed schedule of inventory, certified by its chief financial officer in form and content satisfactory to CKI, within twenty (20) clays following termination of this Agreement. In addition to and notwithstanding the foregoing, in the event this Agreement is terminated as a result of a breach by Operator, CKI will have the right to assume control of the operation of the Store directly or directly through a designee, upon written notice and without penalty or necessity of judicial or other legal procedure if possible or permissible under applicable law, at Operator’s expense for the remainder of the Term, (subject to the terms and conditions of the applicable leases) as well as all such and other rights and remedies which it has, at law or equity, or hereunder, which it hereby reserves. Thereafter or in the event this Agreement is terminated by its natural expiration or by mutual consent, CKI may, no later than thirty (30) days following such termination, elect to have the Store (any Store or in CKI’s discretion a selection of individual Stores), and Operator’s entire interest in such Store including the lease, assigned to CKI or its designee or designees, in accordance with the terms and conditions of such leases and, as may be available and appropriate under local law; (A) at the lower of (i) the net depreciated cost to Operator and (ii) US $1 as to the lease thereof, fixtures and the improvements therein; and (B) at its option, the lower of (i) cost and (ii) fair market value as to any remaining inventory therein.
6. Nothing herein will limit in any way CKI’s ability to open or permit others to open full price free-standing stores bearing the Mark or any other trademark in the Territory during the Term or any renewal Term in which to sell any goods, Merchandise, including Exclusive Merchandise (provided that in the case of the full price free-standing stores bearing the Mark in the Territory during the Term Exclusive Merchandise does not constitute more than 50% of the selling space (square footage or meters) therein). CKI reserves all rights to sell and authorize its licensees to sell (certain of which reserved rights are the subject of existing wholesale license agreements between CKI and W (or an 100% affiliate of W), and any and all products including Exclusive Merchandise to and through department stores, specialty stores and any and all multi-brand stores (including through shop-in-shops therein). CKI reserves any and all rights not specifically granted to Operator hereunder.
7. Each party to this Agreement is an independent contractor and nothing herein contained and no action arising from or relating to this Agreement shall be construed to constitute the parties as joint venturers or either as agent of the other.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
8. This Agreement together with the Exhibits and Schedules hereto all of which are incorporated herein by reference, together with the Side Letter executed simultaneously herewith, constitutes the entire agreement amongst the parties as to the subject matter hereof, and all prior agreements, understandings and statements and actions between them whether oral or in writing are merged into and superceded by this written Agreement. This Agreement may not be amended, modified or terminated except by written agreement executed by all parties, and exchanged between them. No waiver, express or implied, of any provision of this Agreement, or of any breach or default hereof, shall constitute a continuing waiver hereof except as expressly provided in a writing signed by the waiving party. No acceptance of payments shall be considered a waiver or an election of remedies as to which any and all rights are expressly reserved and retained.
9. Operator may not assign or otherwise transfer this Agreement or any rights granted hereunder (including for example, by way of “change in control” of Operator (i) except as agreed to in writing by CKI within the Warnaco family of companies in accordance with agreement between the parties of January 2006, as to such transfer within such Warnaco companies, and (ii) except as to certain CKI-approved sublicensees, only as agreed to in writing by CKI hereunder and under the Bridge Apparel License — Europe, or (iii) otherwise, if and only as agreed to in writing by CKI. For purposes of this Agreement, any Transfer of all or a controlling portion or a majority of the shares of the Operator or other “CK” affiliate (that is any entity which is within the Warnaco Group which is both an “Affiliate” as defined in §4.1 of the Bridge Apparel License — Europe and a licensee of CKI under this License Agreement), shall be deemed a transfer in violation of the terms hereof and prohibited as a “transfer” hereunder. Prompt written notice of any transfer of more than 35% (whether over a period of time or all at once) (“Notice”), shall be delivered to CKI. A Transfer pursuant to the Bridge Apparel License — Europe shall be deemed to be a “transfer” hereunder. Any sublicense agreement shall be substantially in the form as CKI may approve in advance in writing; and the selection (identity) of any sublicensee shall also be subject to CKI’s prior approval in writing, not to be unreasonably withheld. As to any sublicense, the following must be first satisfied:
(a) CKI must approve in writing in advance any proposed sublicense, to be entered into in substantially the form to be approved by CKI, which approval of such sublicense may not be unreasonably withheld;
(b) The sublicensee must agree in writing to comply with all of the provisions of this Agreement applicable to it;
(c) The sublicensee must agree in writing not to assign, transfer, or further grant the sublicense agreement itself or any of the rights granted to it thereunder;
(d) The sublicensee must agree in writing not to use the Mark or any variation thereof in its corporate name, or as part of a corporate trade name;
(e) The sublicensee must agree in writing to indemnify CKI, its directors, officers, employees and affiliates, and Mr. Calvin Klein, and their respective successors and assigns to the same extent provided herein;

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
(f) Any potential sublicensee must timely provide to CKI, reasonable financial data, evidence of expertise and reputation and other materials or documentation as CKI may reasonably request, to enable CK to make a judicious decision as to the reasonable approval of any such sublicensee;
(g) The sublicensee must afford CKI rights of inspection, approval and termination consistent with its rights pursuant to this Agreement, to be exercisable directly by CKI in its sole discretion; and
(h) Operator must deliver a copy of each proposed sublicense agreement in substantially the form attached and must subsequently deliver a copy of each amendment thereof to CKI prior to the respective execution of the sub-license agreement thereof for its comments, review and approval (which comments shall be promptly forthcoming) of all terms of the sublicense, including, without limitation, term, minimum fees, minimum Net Sales, advertising commitments and royalties thereunder, and shall deliver a conformed copy to CKI (with a certified English translation, if applicable), promptly after its execution and the execution of each amendment thereto.
(i) Operator agrees that it will pay to CKI ***.
(j) Only single-Store sublicenses or multi-Store but single country sublicenses may be granted (unless otherwise agreed to by CKI) and only to CKI-approved sublicensees all to have been approved in advance in writing by CKI as provided herein.
(k) Except as provided above, this Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and assigns.
10. This Agreement shall be considered as having been entered into in the State of New York and shall be construed and interpreted in accordance with the laws of that State. However, disputes regarding ownership of or challenging ownership of the Mark (“Trademark Disputes”) shall be resolved in accordance with the Federal trademark laws and related laws, statutes, rules and regulations of the United States (unless there are no Federal laws, statutes, rules or regulations dispositive of such a dispute, in which case such dispute shall be resolved in accordance with the laws of the State of New York). Operator agrees that proceedings relating to this Agreement shall be brought in New York, New York and shall be conducted in English. Operator irrevocably submits to the jurisdiction of the courts of the State of New York and/or the Federal courts located in New York City, New York as to all disputes in connection with this Agreement, and waives the right to contest such jurisdiction and to the laying of venue in such courts. Except for Trademark Disputes, all disputes arising under the terms of this Agreement shall be resolved in New York, New York through binding arbitration pursuant to the rules of the International Chamber of Commerce before a panel of three arbitrators, one of whom shall be appointed by CKI, one of whom shall be appointed by Operator and the third of whom shall be appointed by the other two arbitrators in accordance with the following procedures:
The Party who wants to address a claim to arbitration (“Plaintiff”) shall send its request for arbitration in writing to the International Chamber of Commerce — “ICC” [International Court of Arbitration], which shall act as confirming or appointing authority only, to confirm the appointment of or to appoint, as the case may be, as soon as possible the arbitrator/ s.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
Copy of such request shall be sent at the same time to the other Party (“Defendant”).
(a) The request for arbitration shall contain:
•	a summary description of the claim and of the reasons thereof; and
•	the indication of the name and address of Plaintiff’s Arbitrator; and
•	the invitation to appoint the second Arbitrator; and
•	the declaration of acceptance of appointment by the Plaintiff’s Arbitrator signed by some.
Within and no later than thirty (30) calendar days of receipt of the above request for arbitration, the Defendant shall send its answer in writing to the International Chamber of Commerce — “ICC” (International Court of Arbitration).
Copy of such Answer shall be sent at the same time to the Plaintiff.
(b) The answer shall contain:
•	a summary description of the opposition to the plaintiff’s claim, of any counterclaim and of the reasons thereof; and
•	the indication of the name and address of defendant’s Arbitrator; and
•	the declaration of acceptance of appointment by the defendant’s Arbitrator signed by same.
(c) Within and no later than thirty (30) calendar days of receipt of the Defendants answer under (b) above, the parties shall appoint the third Arbitrator who shall act as Chairman of the panel.
(d) The Arbitrators shall interpret this Agreement, but shall have no power to change, modify, amend, alter, or otherwise alter or affect the meaning thereof, of any provision or portion thereof, or interpret or render opinions on aesthetics.
(e) The rules of procedure for the Arbitration proceeding shall be established by the Arbitrators.
(f) The Arbitrators shall render their decision not later than ninety (90) days from the appointment of the full panel. For particular reasons the Arbitrators may extend such term by additional thirty (30) days.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
(g) The decision of the Arbitrators shall be final and binding upon the Plaintiff and the Defendant.
(h) The costs of the Arbitrators (fees and expenses) and arbitration fees and costs including reasonable attorney’s fees and ICC’s fees shall be determined by the arbitrators in accordance with the relevant rules applicable, “mutatis mutandis”, from time to time by the International Court of Arbitration of the ICC.
The administrative costs of the ICC shall be fixed by the latter in accordance to its relevant rules applicable from time to time.
Notwithstanding any other provision of this Agreement, either party (i) shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction in New York, New York pending the final decision or award of the arbitrators or (ii) shall have the right to have immediate recourse to and shall be bound by the Pre-Arbitral Referee Procedure of the International Chamber of Commerce in accordance with the Rules of Arbitration at an expedited proceeding conducted in New York, New York. Judgement upon any award rendered in an arbitration hereunder may be entered in any court having jurisdiction. Any such award shall be binding upon the parties hereto and their successors and assigns.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
If the foregoing fully and accurately sets forth our understanding with regard to the subject matter hereof, please so signify by signing below where indicated.

Very truly yours, CALVIN KLEIN, INC.
By:	/s/ Tom Murry
Agreed to:
WF OVERSEAS FASHION C.V.
By: WARNACO U.S., INC., its general partner

By:	/s/ Stanley Silverstein
WARNACO ITALY S.R.L. f/k/a CK JEANSWEAR EUROPE S.P.A.

By:	/s/ Stanley Silverstein

Exhibits
Exhibit A	Specifications
Exhibit B	Store Planning
Exhibit D	Yearly/Monthly/Weekly Sell-Through, Total Seasonal Buy, Seasonal Open-to-Buy
Exhibit E	Guarantee
Exhibit F	PVH’s Statement of Corporate Responsibility
Exhibit T	Territory
Exhibit RO	Roll-Out Schedule # Stores

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
EXHIBIT A — SPECIFICATIONS
The following items must be to CKI specs:
1.	All stone flooring shall, to the extent possible, be based upon the CKI specifications. By way of illustration, Finestra stone and limestone have a lot of “Movement.”
2.	The hoarding design should be followed in terms of construction (plywood painted CKI white color) and the graphic of the logo (camera ready copy will be supplied by CKJ).
3.	The lighting design, fixtures and layout should be followed as suggested by CKI.
4.
All mechanical systems in the Store should coordinate with CKI’s material design requirements. For example, linear air diffusers should be used in ceilings on the selling floor. Additionally, ductwork should fit into void areas that are in keeping with the prototype design developed by CKI.

5.	Visual items, when possible, should be ordered through CKI-approved vendors. This may include furniture, hangers and forms. Any substitutions must be approved by CKI prior to implementation and use.
6.	CKI must approve samples of fixturing produced by proposed fixture contractor prior to any implementation, use or commitment.
7.
Material revisions or modifications requested by the Operator will be reviewed by CKI prior to implementation. CKI reserves the right to reasonably reject or modify these revisions if they weaken the design concept.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
EXHIBIT B — STORE PLANNING
CKI TRIPS
CKI will review prototypes (for comment, modifications, approval) of each fixture to be manufactured. Prototype fixtures may be shipped to NYC for CKI review or CKI may go to premises of fixture manufacturer (at Operator’s expense):
SHOP LOCATIONS:
DETAILED PHOTOS OF INTERIOR AND EXTERIOR OF EACH STORE MUST BE SENT TO CKI WITHIN ONE WEEK AFTER EACH STORE OPENS.
ARCHITECT:
PHOTOS OF EACH JOB SITE INTERIOR AND EXTERIOR, SHOWING THE BUILD-OUT AND DETAILS OF DÉCOR AND FIXTURING, TO BE DELIVERED DURING CONSTRUCTION (1/2 COMPLETION AND SUBSTANTIAL COMPLETION) TO SHOW PROGRESS FOR CKI REVIEW, FOR COMPLIANCE WITH CKI SPECIFICATIONS, APPROVED PROTOTYPE DESIGNS AND FIXTURING).
It will be the responsibility of a local architect/engineer to ensure that all local building codes are met, any energy, historic and fire regulations are accommodated, and all codes are processed with local authorities in a timely manner.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
EXHIBIT D
See attached form.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
Bridge Apparel Store Sales

Week ending:	Exchange Rate:

					Month to	Year to
	This Year	Last Year	% Change	% to Total	Date	Date
Men’s Bridge Apparel
Men’s Bridge Accessories
Other Men’s
Total Men’s

Women’s Bridge Apparel
Women’s Bridge Accessories
Other Women’s
Total Women’s

Grand Total — all product

Total By Floor (i.e.: As Noted Below) if applicable
Total Lower Level
Total Ground Floor
Total First Floor

Total (All 3 floors):
Please fax to CKI RETAIL — 212.292.9724

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

[ ] Name	Exchange Rate
[ ] and Shipping Report for (SEASON)	Selling Square Meters:	Date
Product Category

		Open To			Discount/
	Sales	Buy	Units	Dollars	Payment	Shipping	Units	Dollars
	Plan	Dollars	Ordered	Ordered	Terms	Window	Shipped	Shipped
Total Women’s
Total Men’s
Total Year

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
Exhibit E
GUARANTEE
In order to induce Calvin Klein, Inc. (“CKI”) to enter into the license agreement dated as of the date hereof (the “Agreement”) with CKJE, CKJNV and WFOF (“Operator”) which is being executed simultaneously herewith and in consideration of the covenants and promises made by CKI in the Agreement, the undersigned (the “Guarantor”), being the parent of Operator, unconditionally guarantees (i) that Operator will perform and observe each and every agreement, covenant, representation, warranty, term and condition of the Agreement to be performed or observed by Operator, and upon Operator’s failure to do so, the Guarantor will promptly perform and cause the same promptly to be performed and observed, in all events within the cure period specified in the Agreement, as applicable, and (ii) the due and punctual payment of all sums of whatever character which may become payable by Operator pursuant to the Agreement will be paid by the Operator (including amounts which would be paid but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a) or any other provision of bankruptcy law) (clauses (i) and (ii) referred to as the Guaranteed Obligations. If for any reason whatsoever any sum hereinabove referred to, or any part thereof, shall not be paid promptly when due, the Guarantor will immediately pay the same regardless of whether CKI has taken steps to enforce any rights against Operator to collect any of said sums and regardless of any other condition of contingency.
Notwithstanding anything to the contrary contained herein, to the extent this Guarantee relates to the payment of sums due to CKI under the Agreement, it is a Guarantee of payment and not of collection and a continuing guarantee which will remain in full force and effect and be binding upon the undersigned until payment in full by Operator to CKI of all sums due pursuant to the Agreement.
The representation, warranties, obligations, covenants, agreements, and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following with respect to the Agreement although without notice to or the further consent of the Guarantor: (i) the waiver by Operator of any agreement, covenant, warranty, representation, term or condition contained in the Agreement; (ii) the extension, in whole or in part, of the time for the payment by Operator of any sums owing or payable under the Agreement, or of the time or performance by Operator of any of its other obligations under or arising out of the Agreement; (iii) the modification or amendment (whether material or otherwise) of any of the obligations of Operator under the Agreement; (iv) any failure, omission, delay or lack on the part of CKI to enforce, assert or exercise any right, power or remedy conferred on CKI in the Agreement or otherwise; (v) any discharge of Operator from any of the Guaranteed Obligations in a bankruptcy or similar proceeding.
No failure on the part of CKI to exercise, and no delay in the exercise of, any right, remedy or power hereunder will operate as covenant, term or condition under the Agreement or in the payment of any sums payable by it thereunder.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
This Guarantee shall terminate and be of no further force and effect on the later of (x) the payment in full of all amounts outstanding under the Agreement and (y) the termination of the Agreement.
This Guarantee will be construed and enforced under the laws of the State of New York applicable to agreements made and to be performed in said state.
The Guarantee cannot be changed, discharged or terminated orally.
The Guarantor hereby waives acceptance of this Guarantee.

WARNACO INC.
By:	/s/ Stanley Silverstein
	Name:	Stanley Silverstein
	Title:	Executive Vice President — International Strategy and Business Development
Dated: 31 October 2011
New York, NY

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
Exhibit F
Statement of Corporate Responsibility
Statement of Corporate Responsibility

At Phillips-Van Heusen Corporation we are guided by the principle that success in business is dependent on putting “human” issues first. Indeed, we know that our company would not have grown as it has if we did not place highest priority on making a genuine contribution to improving the quality of life and upholding the basic rights of our associates, their families and the communities in which we operate.
We are publishing this statement of corporate responsibility to clearly spell out our concerns and commitments.
Statement of Commitment to Our Associates

Our foremost concern, even in the most challenging economic climate, must be for our associates; the thousands of people who have made our company one of the most successful apparel and footwear manufacturers in the world today.
For over 100 years, our credo has been:
•	To conduct all business in keeping with the highest moral, ethical and legal standards.

•
To recruit, train, and provide career advancement to all associates without regard to gender, race, religion, age, disability, sexual orientation, nationality, or social or ethnic origin. Diversity in the workplace will be encouraged. Bigotry, racism and sexual harassment will not be tolerated.

•	To maintain workplace environments that encourage frank and open communications.

•	To be concerned with the preservation and improvement of our environment.

•	To be ever mindful that our dedication to these standards is absolute — it will not be compromised.
A Shared Responsibility

This commitment must be shared by the companies with which we do business. We categorically state:
•	We will not discriminate based on race, gender, or religion, and we will not do business with any company that does.

•	We will treat our employees fairly with regard to wages, benefits and working conditions, including a safe and healthy environment, and we will not do business with any company that does otherwise.

•	We will never violate the legal or moral rights of employees in any way, and we will not do business with any company that does.

•	We will only do business with companies who share our commitment to preserving and improving the environment.

•
We will never employ children in our facilities, nor will we do business with any company that makes use of child labor. Our employees and those of our partners and vendors must be over the applicable minimum legal age requirement or be at least 14 years old, or older than the age for completing compulsory education in the country of manufacture, whichever is greater.

•
Phillips-Van Heusen is committed to an ongoing program of monitoring all our facilities and those of companies with whom we do business in accordance with our code of conduct, “A Shared Commitment.” This code defines PVH standards and values, which must be upheld in our facilities and those of our suppliers, contractors and business partners.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
A Commitment to People

The history of Phillips-Van Heusen, over the course of more than a century, represents a proud tradition of genuine commitment to people:
•	An absolute commitment to and respect for the dignity of all our associates without regard to race, gender or region.

•	Support for continuing education for our associates and their families.

•	Charitable contributions to the communities in which we operate.

•	Loans and gifts to associates in need.

•	Demand that the people we do business with adhere to the same high standards which have guided our company for more than a century.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
Exhibit T
Territory

Central America	South America
Belize	Argentina
British West Indies	Bolivia
Leeward Islands	Brazil
Anguilla, Barbudo, St. Kitts	Chile
(St. Christopher), Nevis	Colombia
Windward Islands	Ecuador
Grenada, St. Vincent, St. Lucia	French Guyana
Guyana
Costa Rica	Paraguay
El Salvador	Peru
Greater Antilles	Suriname
Haiti	Uruguay
Dominican Republic	Venezuela
Grand Cayman Island
Little Cayman island
Jamaica
Guatemala
Honduras
Nicaragua
Panama
Tortola
Virgin Gorda
(but specifically excluding
Cuba)

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.
Exhibit RO:
Roll Out Plan (Full-Price Stores)

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